Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli
Investor Relations
(918) 595-3027

BOK Financial Reports Quarterly Earnings of $88 Million

TULSA, Okla. (Wednesday, July 26, 2017) - BOK Financial Corporation reported net income of $88.1 million or $1.35 per diluted share for the second quarter of 2017. Net income was $88.4 million or $1.35 per diluted share for the first quarter of 2017 and $65.8 million or $1.00 per diluted share for the second quarter of 2016.

Steven G. Bradshaw, president and chief executive officer of BOK Financial, stated, “It was another very strong quarter for BOK Financial, with net income up 34 percent compared to the second quarter of 2016 and 63 percent compared to the first half of 2016. Profit growth was driven by higher net interest margin and net interest income combined with continued careful expense management, as total expenses are essentially flat compared to last year. At the same time, credit quality remains sound, resulting in us recording no provision for credit losses for the third consecutive quarter.”

Bradshaw continued, “I want to commend all of our employees for their dedication to the company, as evidenced by BOK Financial being named one of the most respected banks in America in an annual survey by Reputation Institute and American Banker magazine. The survey ranks BOK Financial highest in the areas that are very important to us, including corporate citizenship, governance, workplace, ethical behavior and fairness in the way we conduct business. This validates that we have a strong and effective culture and that our employees show pride in our company and their work.”
Second Quarter 2017 Highlights

•
Net interest revenue totaled $205.2 million for the second quarter of 2017, up $4.0 million over the first quarter of 2017. Net interest margin increased to 2.89 percent for the second quarter of 2017 from 2.81 percent for the first quarter of 2017. Average earning assets decreased $359 million compared to the first quarter of 2017.

•
Fees and commissions revenue totaled $177.5 million for the second quarter of 2017, a $13.1 million increase over the prior quarter. Mortgage banking revenue was up $5.1 million. Fiduciary and asset management revenue grew by $3.2 million and transaction card revenue increased $3.2 million.

•
Operating expense was $250.9 million for the second quarter of 2017, an increase of $6.2 million over the prior quarter. Personnel expense was up $7.3 million over the prior quarter, primarily due to certain performance-based equity awards. Non-personnel expense decreased $1.1 million. Deposit insurance expense decreased primarily due to $5.1 million in credits received during the second quarter of 2017 related to revision of certain inputs to the assessment calculation filed in previous periods. Combined, all other non-personnel expense increased $4.0 million.

•
Income tax expense was $47.7 million or 34.9 percent of net income before taxes for the second quarter of 2017, compared to $38.1 million or 30.1 percent in the first quarter of 2017. The effective tax rate was 33.7 percent for the second quarter of 2017 and 33.2 percent for the first quarter of 2017, excluding a change in accounting for the tax effect of equity compensation. Tax expense may fluctuate based on the time period when equity awards vest as a result of this change.

•
No provision for credit losses was recorded in the second quarter of 2017 or the first quarter of 2017. The company had net charge-offs of $1.7 million in the second quarter of 2017, compared to a net recovery of $747 thousand in the previous quarter.

•	The combined allowance for credit losses totaled $256 million or 1.49 percent of outstanding loans at June 30, 2017 compared to $258 million or 1.52 percent of outstanding loans at March 31, 2017.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $276 million or 1.62 percent of outstanding loans and repossessed assets at June 30, 2017 and $240 million or 1.43 percent of outstanding loans and repossessed assets at March 31, 2017. The increase in nonperforming assets was primarily due to nonaccruing healthcare and energy loans.

•	Average loans were largely unchanged compared to the previous quarter. Period-end outstanding loan balances totaled $17.2 billion at June 30, 2017, an increase of $192 million over March 31, 2017.

•
Average deposits decreased $277 million compared to the previous quarter. Average demand deposit balances grew by $237 million, offset by a $480 million decrease in average interest-bearing transaction deposits and a $55 million decrease in time deposit balances. Period-end deposits were $22.3 billion at June 30, 2017, a $259 million decrease compared to March 31, 2017.

•
The common equity Tier 1 capital ratio at June 30, 2017 was 11.76 percent. Other regulatory capital ratios were Tier 1 capital ratio, 11.76 percent, total capital ratio, 13.37 percent and leverage ratio, 9.27 percent. At March 31, 2017, the common equity Tier 1 capital ratio was 11.59 percent, the Tier 1 capital ratio was 11.59 percent, total capital ratio was 13.25 percent, and leverage ratio was 8.89 percent.

•
The company paid a regular quarterly cash dividend of $29 million or $0.44 per common share during the second quarter of 2017. On July 25, 2017, the board of directors approved a quarterly cash dividend of $0.44 per common share payable on or about August 25, 2017 to shareholders of record as of August 11, 2017.

Net Interest Revenue
Net interest revenue was $205.2 million for the second quarter of 2017, up $4.0 million over the first quarter of 2017.
Net interest margin was 2.89 percent for the second quarter of 2017, an increase of 8 basis points over the first quarter of 2017, due largely to the impact of an increase in short-term market interest rates. The Federal Reserve's 25 basis point hikes in March and June increased yields on floating-rate earning assets, but had minimal impact on deposit costs. The yield on average earning assets was 3.30 percent, an increase of 15 basis points. The loan portfolio yield increased 15 basis points to 4.03 percent. The yield on the available for sale securities portfolio increased 6 basis points to 2.11 percent. The yield on interest-bearing cash and cash equivalents increased 22 basis points. Funding costs were 0.63 percent, up 11 basis points. Growth in the cost of interest-bearing deposits increased 5 basis points to 0.40 percent as market pricing pressure remained relatively subdued.
Steven Nell, chief financial officer, added, “We are encouraged that net interest margins continue to migrate back to pre–Great Recession levels. The banking industry still has a lot of ground to make up after a decade of near-zero interest rates. To date, we are seeing limited deposit price competition across our footprint, and we are hopeful that this rational behavior will continue."
Average earning assets decreased $359 million compared to the second quarter of 2017. The average balance of the available for sale securities portfolio decreased $183 million. Average trading securities portfolio balances decreased $124 million and interest-bearing cash and cash equivalents balances decreased $80 million. These decreases were partially offset by a $60 million increase in the average balance of fair value option securities held as an economic hedge of our mortgage servicing rights.
Average interest-bearing deposit balances decreased $514 million compared to the first quarter of 2017. The average balance of borrowed funds decreased $254 million.
Fees and Commissions Revenue
Fees and commissions revenue totaled $177.5 million for the second quarter of 2017, an increase of $13.1 million over the first quarter of 2017.
Mortgage banking revenue totaled $30.3 million for the second quarter of 2017, a $5.1 million increase over the first quarter of 2017. Revenue from mortgage loan production increased $5.3 million. Mortgage production volume increased $109 million in response to lower primary mortgage interest rates and normal seasonality. Gain on sale margin improved 47 basis points over the first quarter of 2017, primarily due to increased retail margins and improved pipeline hedging performance.
Fiduciary and asset management revenue grew by $3.2 million to $41.8 million, primarily due to an annual assessment of tax preparation fees and a $96 million increase in the value of fiduciary assets under management.
Transaction card revenue was up $3.2 million, primarily due to a seasonal increase in transaction volumes and a full quarter's impact of TransFund's expansion into the Arizona market.

Brokerage and trading revenue decreased $1.9 million primarily due to a $1.0 million decrease in trading revenue and an $862 thousand decrease in retail brokerage revenue. Institutional trading volumes were lower compared to the prior quarter, primarily due to customer anticipation of future interest rate increases. Implementation of the fiduciary rule during the second quarter slowed retail sales activity.
Other Gains, Net
Other gains totaled $6.1 million primarily due to a $5.7 million gain on sale of a merchant banking investment during the second quarter of 2017. Other gains totaled $3.6 million in the first quarter of 2017.
Operating Expense
Total operating expense was $250.9 million for the second quarter of 2017, a $6.2 million increase over the first quarter of 2017.
Personnel expense increased $7.3 million. Incentive compensation expense increased $7.1 million. Share-based compensation expense was up $5.8 million related to adjustments in the vesting assumptions of certain performance-based awards that were granted in January 2015 and a $5.86 per share increase in the fair value of BOK Financial common shares. Cash-based incentive compensation expense increased $1.1 million. A $2.6 million increase in employee healthcare costs were offset by a $2.2 million seasonal decrease in payroll tax expense.
Non-personnel expense decreased $1.1 million compared to the first quarter of 2017. Deposit insurance expense decreased $5.7 million. In conjunction with ongoing cost reduction efforts, management performed a comprehensive review of inputs into the deposit insurance assessment calculation that resulted in $5.1 million of rebates for years 2013 through 2016. Data processing and communication expense increased $1.4 million primarily due to increased transaction activity. Net losses and operating expenses of repossessed assets increased $1.3 million primarily due to increased operating expenses related to repossessed oil and gas properties. This increased expense was offset by revenue from these properties included in other revenue.

Loans, Deposits and Capital
Loans
Outstanding loans were $17.2 billion at June 30, 2017, an increase of $192 million over March 31, 2017. Growth in commercial loan balances was partially offset by a decrease in commercial real estate loan balances.
Outstanding commercial loan balances increased $311 million, primarily due to growth in energy loan balances. Unfunded energy loan commitments were largely unchanged at $2.7 billion. Other commercial and industrial loans increased by $59 million and wholesale/retail sector loan balances increased by $37 million. This growth was offset by a $55 million decrease in service sector loan balances and a $44 million decrease in healthcare sector loan balances.
Commercial real estate loan balances decreased $182 million from March 31, 2017. Loans secured by industrial properties decreased $178 million. Retail sector loans decreased $22 million, primarily in the Oklahoma, Arizona and Texas markets, partially offset by growth in the Kansas/Missouri and Colorado markets. Multifamily residential loans increased $29 million. Growth in the Texas market was partially offset by a decrease in the Kansas/Missouri market.
Deposits
Period-end deposits totaled $22.3 billion at June 30, 2017, a $259 million decrease compared to March 31, 2017. Interest-bearing transaction account balances decreased $272 million and time deposits decreased $48 million, partially offset by a $62 million increase in demand deposit balances. Wealth Management deposits grew by $207 million and Commercial Banking deposits decreased $344 million. Consumer Banking deposits were largely unchanged compared to the previous quarter.
Capital
The company's common equity Tier 1 capital ratio was 11.76 percent at June 30, 2017. In addition, the company's Tier 1 capital ratio was 11.76 percent, total capital ratio was 13.37 percent and leverage ratio was 9.27 percent at June 30, 2017. At March 31, 2017, the company's common equity Tier 1 capital ratio was 11.59 percent, Tier 1 capital ratio was 11.59 percent, total capital ratio was 13.25 percent, and leverage ratio was 8.89 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 9.24 percent at June 30, 2017 and 8.88 percent at March 31, 2017. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $365 million or 2.12 percent of outstanding loans and repossessed assets at June 30, 2017, compared to $334 million or 1.96 percent at March 31, 2017. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $276 million or 1.62 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2017, compared to $240 million or 1.43 percent at March 31, 2017.
Nonaccruing loans totaled $245 million or 1.43 percent of outstanding loans at June 30, 2017, up from $208 million or 1.22 percent of outstanding loans at March 31, 2017. The increase in nonaccruing loans was primarily due to a $24 million increase in healthcare loans and a $14 million increase in energy loans. New nonaccruing loans identified in the second quarter totaled $59 million, offset by $15 million in payments received, $2.9 million in charge-offs and $2.3 million in foreclosures and repossessions. Additionally, $618 thousand was returned to accruing status based on improved credit risk and performance. At June 30, 2017, nonaccruing commercial loans totaled $197 million or 1.85 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $3.8 million or 0.10 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $44 million or 2.28 percent of outstanding residential mortgage loans.
Approximately $73 million of nonaccruing loans required a specific allowance of $9.7 million. No specific allowance was necessary for the remaining $172 million of nonaccruing loans based on estimated cash flows or collateral value. At March 31, 2017, $52 million of nonaccruing loans required specific allowances of $3.5 million. No specific allowance was necessary for the remaining $156 million of nonaccruing loans.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $327 million at June 30 compared to $413 million at March 31. The decrease largely resulted from energy, manufacturing and service sector potential problem loans, partially offset by an increase in other commercial and industrial potential problem loans.
The company had net charge-offs of $1.7 million for the second quarter of 2017, compared to a net recovery of $747 thousand in the first quarter of 2017. Gross charge-offs totaled $2.9 million for the second quarter, compared to $2.2 million for the previous quarter. Recoveries totaled $1.2 million for the second quarter of 2017 and $2.9 million for the first quarter of 2017.
Based on an evaluation of all credit factors, including changes in nonaccruing and potential problem loans, overall loan portfolio growth and net charge-offs, the company determined that no provision for credit losses was necessary during the first and second quarter of 2017.
The combined allowance for credit losses totaled $256 million or 1.49 percent of outstanding loans and 109 percent of nonaccruing loans at June 30, 2017, excluding residential mortgage loans guaranteed by U.S. government agencies. The allowance for loan losses was $250 million and the accrual for off-balance sheet credit losses was $6.4 million. At March 31, 2017, the combined allowance for credit losses was $258 million or 1.52 percent of outstanding loans and 131 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $249 million and the accrual for off-balance sheet credit losses was $9.4 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.3 billion at June 30, 2017, a $96 million decrease compared to March 31, 2017. At June 30, 2017, the available for sale portfolio consisted primarily of $5.4 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.8 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At June 30, 2017, the available for sale securities portfolio had a net unrealized gain of $16 million compared to a net unrealized loss of $5.5 million at March 31, 2017, primarily due to changes in interest rates. The $7.3 million net unrealized loss on residential mortgage-backed securities issued by U.S. government agencies at March 31, 2017 improved to a net unrealized gain of $995 thousand at June 30, 2017. Commercial mortgage-backed securities had a net unrealized loss of $6.5 million at June 30, 2017, a $12 million improvement compared to March 31, 2017.
The company also maintains a portfolio of financial instruments consisting primarily of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights.
The net economic benefit of the changes in fair value of mortgage servicing rights and related economic hedges was $247 thousand during the second quarter of 2017, including a $6.9 million decrease in the fair value of mortgage servicing rights, a $5.2 million increase in the fair value of securities and derivative contracts held as an economic hedge and $2.0 million of related net interest revenue.
The fair value of mortgage servicing rights increased by $1.9 million during the first quarter of 2017 primarily due to an increase in residential mortgage rates. The fair value of securities and interest rate derivative contracts held as an economic hedge of mortgage servicing rights decreased by $1.7 million.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, July 26, 2017 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13666185.

About BOK Financial Corporation
BOK Financial Corporation is a $32 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of June 30, 2017 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2017	Mar. 31, 2017	June 30, 2016
ASSETS
Cash and due from banks	$561,587	$546,575	$498,713
Interest-bearing cash and cash equivalents	2,078,831	2,220,640	1,907,838
Trading securities	441,414	677,156	211,622
Investment securities	490,426	519,402	560,711
Available for sale securities	8,341,041	8,437,291	8,830,689
Fair value option securities	445,169	441,714	263,265
Restricted equity securities	311,033	283,936	319,639
Residential mortgage loans held for sale	287,259	248,707	430,728
Loans:
Commercial	10,637,955	10,327,110	10,356,437
Commercial real estate	3,688,592	3,871,063	3,581,966
Residential mortgage	1,939,198	1,946,274	1,880,923
Personal	917,900	847,459	587,423
Total loans	17,183,645	16,991,906	16,406,749
Allowance for loan losses	(250,061)	(248,710)	(243,259)
Loans, net of allowance	16,933,584	16,743,196	16,163,490
Premises and equipment, net	321,038	325,546	315,199
Receivables	295,042	394,394	173,638
Goodwill	446,697	445,738	382,739
Intangible assets, net	40,755	42,556	43,372
Mortgage servicing rights	245,239	249,403	190,747
Real estate and other repossessed assets, net	39,436	42,726	24,054
Derivative contracts, net	280,289	304,727	883,673
Cash surrender value of bank-owned life insurance	312,774	310,537	307,860
Receivable on unsettled securities sales	33,177	9,921	142,820
Other assets	358,741	384,767	319,653
TOTAL ASSETS	$32,263,532	$32,628,932	$31,970,450

LIABILITIES AND EQUITY
Deposits:
Demand	$9,568,895	$9,506,573	$8,424,609
Interest-bearing transaction	10,087,139	10,359,214	9,668,869
Savings	464,318	465,724	419,262
Time	2,196,122	2,243,848	2,247,061
Total deposits	22,316,474	22,575,359	20,759,801
Funds purchased	67,990	47,629	56,780
Repurchase agreements	396,333	508,352	472,683
Other borrowings	5,232,343	5,238,947	5,830,736
Subordinated debentures	144,658	144,649	371,812
Accrued interest, taxes and expense	133,198	140,235	197,742
Due on unsettled securities purchases	32,636	137,069	11,757
Derivative contracts, net	285,819	276,422	719,159
Other liabilities	204,536	189,376	147,242
TOTAL LIABILITIES	28,813,987	29,258,038	28,567,712
Shareholders' equity:
Capital, surplus and retained earnings	3,414,505	3,346,965	3,251,201
Accumulated other comprehensive income (loss)	7,964	(5,221)	117,632
TOTAL SHAREHOLDERS' EQUITY	3,422,469	3,341,744	3,368,833
Non-controlling interests	27,076	29,150	33,905
TOTAL EQUITY	3,449,545	3,370,894	3,402,738
TOTAL LIABILITIES AND EQUITY	$32,263,532	$32,628,932	$31,970,450

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
ASSETS
Interest-bearing cash and cash equivalents	$2,007,746	$2,087,964	$2,032,785	$2,047,991	$2,022,028
Trading securities	456,028	579,549	476,498	366,545	237,808
Investment securities	499,372	530,936	542,869	552,592	562,391
Available for sale securities	8,384,057	8,567,049	8,766,555	8,862,590	8,890,112
Fair value option securities	476,102	416,524	210,733	266,998	368,434
Restricted equity securities	295,743	312,498	334,114	335,812	319,136
Residential mortgage loans held for sale	245,401	220,325	345,066	445,930	401,114
Loans:
Commercial	10,604,456	10,414,579	10,228,095	10,109,692	10,265,782
Commercial real estate	3,676,976	3,903,850	3,749,393	3,789,673	3,550,611
Residential mortgage	1,933,091	1,962,759	1,919,296	1,870,855	1,864,458
Personal	915,010	854,637	826,804	677,530	582,281
Total loans	17,129,533	17,135,825	16,723,588	16,447,750	16,263,132
Allowance for loan losses	(251,632)	(249,379)	(246,977)	(247,901)	(245,448)
Total loans, net	16,877,901	16,886,446	16,476,611	16,199,849	16,017,684
Total earning assets	29,242,350	29,601,291	29,185,231	29,078,307	28,818,707
Cash and due from banks	530,352	547,104	578,694	511,534	507,085
Derivative contracts, net	248,168	401,886	681,455	766,671	823,584
Cash surrender value of bank-owned life insurance	311,310	309,223	309,532	308,670	306,318
Receivable on unsettled securities sales	79,248	62,641	33,813	259,906	49,568
Other assets	1,957,143	2,032,844	2,172,351	1,721,385	1,480,780
TOTAL ASSETS	$32,368,571	$32,954,989	$32,961,076	$32,646,473	$31,986,042

LIABILITIES AND EQUITY
Deposits:
Demand	$9,338,683	$9,101,763	$9,124,595	$8,497,037	$8,162,134
Interest-bearing transaction	10,087,640	10,567,475	9,980,132	9,650,618	9,590,855
Savings	461,586	441,254	421,654	420,009	417,122
Time	2,204,422	2,258,930	2,177,035	2,197,350	2,297,621
Total deposits	22,092,331	22,369,422	21,703,416	20,765,014	20,467,732
Funds purchased	63,263	55,508	62,004	68,280	70,682
Repurchase agreements	427,353	523,561	560,891	522,822	611,264
Other borrowings	5,572,031	5,737,955	6,072,150	6,342,369	6,076,028
Subordinated debentures	144,654	144,644	144,635	255,890	232,795
Derivative contracts, net	178,695	405,444	682,808	747,187	791,313
Due on unsettled securities purchases	157,438	91,529	77,575	200,574	93,812
Other liabilities	323,373	299,534	321,404	352,671	298,170
TOTAL LIABILITIES	28,959,138	29,627,597	29,624,883	29,254,807	28,641,796
Total equity	3,409,433	3,327,392	3,336,193	3,391,666	3,344,246
TOTAL LIABILITIES AND EQUITY	$32,368,571	$32,954,989	$32,961,076	$32,646,473	$31,986,042

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Interest revenue	$235,181	$202,267	$461,571	$404,063
Interest expense	29,977	19,655	55,185	38,879
Net interest revenue	205,204	182,612	406,386	365,184
Provision for credit losses	—	20,000	—	55,000
Net interest revenue after provision for credit losses	205,204	162,612	406,386	310,184
Other operating revenue:
Brokerage and trading revenue	31,764	39,530	65,387	71,871
Transaction card revenue	35,296	34,950	67,423	67,304
Fiduciary and asset management revenue	41,808	34,813	80,439	66,869
Deposit service charges and fees	23,354	22,618	46,384	45,160
Mortgage banking revenue	30,276	34,884	55,467	66,984
Other revenue	14,984	13,352	26,736	25,256
Total fees and commissions	177,482	180,147	341,836	343,444
Other gains, net	6,108	1,307	9,735	2,867
Gain on derivatives, net	3,241	10,766	2,791	17,904
Gain on fair value option securities, net	1,984	4,279	844	13,722
Change in fair value of mortgage servicing rights	(6,943)	(16,283)	(5,087)	(44,271)
Gain on available for sale securities, net	380	5,326	2,429	9,290
Total other operating revenue	182,252	185,542	352,548	342,956
Other operating expense:
Personnel	143,744	139,213	280,169	272,775
Business promotion	7,738	6,703	14,455	12,399
Professional fees and services	12,419	14,158	23,836	25,917
Net occupancy and equipment	21,125	19,677	42,749	38,443
Insurance	689	7,129	7,093	14,394
Data processing and communications	36,330	32,802	71,232	64,819
Printing, postage and supplies	4,140	3,889	7,991	7,796
Net losses and operating expenses of repossessed assets	2,267	1,588	3,276	2,658
Amortization of intangible assets	1,803	2,624	3,605	3,783
Mortgage banking costs	12,072	15,746	25,075	28,076
Other expense	8,558	7,856	16,115	22,895
Total other operating expense	250,885	251,385	495,596	493,955

Net income before taxes	136,571	96,769	263,338	159,185
Federal and state income taxes	47,705	30,497	85,808	51,925

Net income	88,866	66,272	177,530	107,260
Net income (loss) attributable to non-controlling interests	719	471	1,027	(1,105)
Net income attributable to BOK Financial Corporation shareholders	$88,147	$65,801	$176,503	$108,365

Average shares outstanding:
Basic	64,729,752	65,245,887	64,722,744	65,271,214
Diluted	64,793,134	65,302,926	64,788,322	65,317,177

Net income per share:
Basic	$1.35	$1.00	$2.70	$1.64
Diluted	$1.35	$1.00	$2.69	$1.64

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Capital:
Period-end shareholders' equity	$3,422,469	$3,341,744	$3,274,854	$3,398,311	$3,368,833
Risk weighted assets	$25,127,604	$24,901,019	$25,274,848	$24,358,385	$24,191,016
Risk-based capital ratios:
Common equity tier 1	11.76%	11.59%	11.21%	11.99%	11.86%
Tier 1	11.76%	11.59%	11.21%	11.99%	11.86%
Total capital	13.37%	13.25%	12.81%	13.65%	13.51%
Leverage ratio	9.27%	8.89%	8.72%	9.06%	9.06%
Tangible common equity ratio[1]	9.24%	8.88%	8.61%	9.19%	9.33%

Common stock:
Book value per share	$52.32	$51.09	$50.12	$51.56	$51.15
Tangible book value per share	44.87	43.63	42.53	45.12	44.68
Market value per share:
High	$88.31	$85.25	$85.00	$70.05	$65.14
Low	$74.09	$73.44	$67.11	$56.36	$51.00
Cash dividends paid	$28,652	$28,646	$28,860	$28,181	$28,241
Dividend payout ratio	32.50%	32.42%	57.69%	37.94%	42.92%
Shares outstanding, net	65,416,403	65,408,019	65,337,432	65,910,454	65,866,317
Stock buy-back program:
Shares repurchased	—	—	700,000	—	305,169
Amount	$—	$—	$49,021	$—	$17,771
Average price per share	$—	$—	$70.03	$—	$58.23

Performance ratios (quarter annualized):
Return on average assets	1.09%	1.09%	0.60%	0.91%	0.83%
Return on average equity	10.46%	10.86%	6.03%	8.80%	8.00%
Net interest margin	2.89%	2.81%	2.69%	2.64%	2.63%
Efficiency ratio	64.61%	65.77%	72.93%	68.88%	68.16%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,422,469	$3,341,744	$3,274,854	$3,398,311	$3,368,833
Less: Goodwill and intangible assets, net	487,452	488,294	495,830	424,716	426,111
Tangible common equity	$2,935,017	$2,853,450	$2,779,024	$2,973,595	$2,942,722

Total assets	$32,263,532	$32,628,932	$32,772,281	$32,779,231	$31,970,450
Less: Goodwill and intangible assets, net	487,452	488,294	495,830	424,716	426,111
Tangible assets	$31,776,080	$32,140,638	$32,276,451	$32,354,515	$31,544,339

Tangible common equity ratio	9.24%	8.88%	8.61%	9.19%	9.33%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Other data:
Fiduciary assets	$45,089,153	$44,992,920	$42,378,053	$41,810,943	$40,496,583
Tax equivalent interest	$4,330	$4,428	$4,389	$4,455	$4,372
Net unrealized gain (loss) on available for sale securities	$16,041	$(5,537)	$(14,899)	$159,533	$195,385

Mortgage banking:
Mortgage production revenue	$13,840	$8,543	$11,937	$21,958	$19,086

Mortgage loans funded for sale	$902,978	$711,019	$1,189,975	$1,864,583	$1,818,844
Add: current period-end outstanding commitments	362,088	381,732	318,359	630,804	965,631
Less: prior period end outstanding commitments	381,732	318,359	630,804	965,631	902,986
Total mortgage production volume	$883,334	$774,392	$877,530	$1,529,756	$1,881,489

Mortgage loan refinances to mortgage loans funded for sale	33%	44%	63%	51%	44%
Gain on sale margin	1.57%	1.10%	1.36%	1.44%	1.01%

Mortgage servicing revenue	$16,436	$16,648	$16,477	$16,558	$15,798
Average outstanding principal balance of mortgage loans service for others	22,055,127	22,006,295	21,924,552	21,514,962	20,736,525
Average mortgage servicing revenue rates	0.30%	0.31%	0.30%	0.31%	0.31%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$3,241	$(528)	$(35,868)	$2,268	$10,766
Gain (loss) on fair value option securities, net	1,984	(1,140)	(20,922)	(3,355)	4,279
Gain (loss) on economic hedge of mortgage servicing rights	5,225	(1,668)	(56,790)	(1,087)	15,045
Gain (loss) on changes in fair value of mortgage servicing rights	(6,943)	1,856	39,751	2,327	(16,283)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(1,718)	188	(17,039)	1,240	(1,238)
Net interest revenue on fair value option securities[2]	1,965	1,271	114	861	1,348
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$247	$1,459	$(16,925)	$2,101	$110
2    Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016

Interest revenue	$235,181	$226,390	$215,737	$209,317	$202,267
Interest expense	29,977	25,208	21,539	21,471	19,655
Net interest revenue	205,204	201,182	194,198	187,846	182,612
Provision for credit losses	—	—	—	10,000	20,000
Net interest revenue after provision for credit losses	205,204	201,182	194,198	177,846	162,612
Other operating revenue:
Brokerage and trading revenue	31,764	33,623	28,500	38,006	39,530
Transaction card revenue	35,296	32,127	34,521	33,933	34,950
Fiduciary and asset management revenue	41,808	38,631	34,535	34,073	34,813
Deposit service charges and fees	23,354	23,030	23,365	23,668	22,618
Mortgage banking revenue	30,276	25,191	28,414	38,516	34,884
Other revenue	14,984	11,752	12,693	13,080	13,352
Total fees and commissions	177,482	164,354	162,028	181,276	180,147
Other gains (losses), net	6,108	3,627	(1,279)	2,442	1,307
Gain (loss) on derivatives, net	3,241	(450)	(35,815)	2,226	10,766
Gain (loss) on fair value option securities, net	1,984	(1,140)	(20,922)	(3,355)	4,279
Change in fair value of mortgage servicing rights	(6,943)	1,856	39,751	2,327	(16,283)
Gain (loss) on available for sale securities, net	380	2,049	(9)	2,394	5,326
Total other operating revenue	182,252	170,296	143,754	187,310	185,542
Other operating expense:
Personnel	143,744	136,425	141,132	139,212	139,213
Business promotion	7,738	6,717	7,344	6,839	6,703
Charitable contributions to BOKF Foundation	—	—	2,000	—	—
Professional fees and services	12,419	11,417	16,828	14,038	14,158
Net occupancy and equipment	21,125	21,624	21,470	20,111	19,677
Insurance	689	6,404	8,705	9,390	7,129
Data processing and communications	36,330	34,902	33,691	33,331	32,802
Printing, postage and supplies	4,140	3,851	3,998	3,790	3,889
Net losses (gains) and operating expenses of repossessed assets	2,267	1,009	1,627	(926)	1,588
Amortization of intangible assets	1,803	1,802	1,558	1,521	2,624
Mortgage banking costs	12,072	13,003	17,348	15,963	15,746
Other expense	8,558	7,557	9,846	14,819	7,856
Total other operating expense	250,885	244,711	265,547	258,088	251,385
Net income before taxes	136,571	126,767	72,405	107,068	96,769
Federal and state income taxes	47,705	38,103	22,496	31,956	30,497
Net income	88,866	88,664	49,909	75,112	66,272
Net income (loss) attributable to non-controlling interests	719	308	(117)	835	471
Net income attributable to BOK Financial Corporation shareholders	$88,147	$88,356	$50,026	$74,277	$65,801

Average shares outstanding:
Basic	64,729,752	64,715,964	64,719,018	65,085,392	65,245,887
Diluted	64,793,134	64,783,737	64,787,728	65,157,841	65,302,926
Net income per share:
Basic	$1.35	$1.35	$0.76	$1.13	$1.00
Diluted	$1.35	$1.35	$0.76	$1.13	$1.00

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Commercial:
Energy	$2,847,240	$2,537,112	$2,497,868	$2,520,804	$2,818,656
Services	2,958,827	3,013,375	3,108,990	2,936,599	2,830,864
Healthcare	2,221,518	2,265,604	2,201,916	2,085,046	2,051,146
Wholesale/retail	1,543,695	1,506,243	1,576,818	1,602,030	1,532,957
Manufacturing	546,137	543,430	514,975	499,486	595,403
Other commercial and industrial	520,538	461,346	490,257	476,198	527,411
Total commercial	10,637,955	10,327,110	10,390,824	10,120,163	10,356,437

Commercial real estate:
Retail	722,805	745,046	761,888	801,377	795,419
Multifamily	952,380	922,991	903,272	873,773	787,200
Office	862,973	860,889	798,888	752,705	769,112
Industrial	693,635	871,463	871,749	838,021	645,586
Residential construction and land development	141,592	135,994	135,533	159,946	157,576
Other commercial real estate	315,207	334,680	337,716	367,776	427,073
Total commercial real estate	3,688,592	3,871,063	3,809,046	3,793,598	3,581,966

Residential mortgage:
Permanent mortgage	989,040	977,743	1,006,820	969,558	969,007
Permanent mortgages guaranteed by U.S. government agencies	191,729	204,181	199,387	190,309	192,732
Home equity	758,429	764,350	743,625	712,926	719,184
Total residential mortgage	1,939,198	1,946,274	1,949,832	1,872,793	1,880,923

Personal	917,900	847,459	839,958	678,232	587,423

Total	$17,183,645	$16,991,906	$16,989,660	$16,464,786	$16,406,749

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016

Bank of Oklahoma:
Commercial	$3,369,967	$3,189,183	$3,370,259	$3,545,924	$3,698,215
Commercial real estate	667,932	691,332	684,381	795,806	781,458
Residential mortgage	1,398,021	1,404,054	1,407,197	1,401,166	1,415,766
Personal	318,016	310,708	303,823	271,420	246,229
Total Bank of Oklahoma	5,753,936	5,595,277	5,765,660	6,014,316	6,141,668

Bank of Texas:
Commercial	4,339,634	4,148,316	4,022,455	3,903,218	3,901,632
Commercial real estate	1,360,164	1,452,988	1,415,011	1,400,709	1,311,408
Residential mortgage	232,074	231,647	233,981	229,345	222,548
Personal	354,222	312,092	306,748	278,167	233,304
Total Bank of Texas	6,286,094	6,145,043	5,978,195	5,811,439	5,668,892

Bank of Albuquerque:
Commercial	369,370	407,403	399,256	398,147	398,427
Commercial real estate	324,405	307,927	284,603	299,785	322,956
Residential mortgage	103,849	106,432	108,058	110,478	114,226
Personal	12,439	11,305	11,483	11,333	10,569
Total Bank of Albuquerque	810,063	833,067	803,400	819,743	846,178

Bank of Arkansas:
Commercial	85,020	88,010	86,577	83,544	81,227
Commercial real estate	73,943	74,469	73,616	72,649	69,235
Residential mortgage	6,395	6,829	7,015	6,936	6,874
Personal	11,993	6,279	6,524	6,757	7,025
Total Bank of Arkansas	177,351	175,587	173,732	169,886	164,361

Colorado State Bank & Trust:
Commercial	1,065,780	998,216	1,018,208	1,013,314	1,076,620
Commercial real estate	255,379	266,218	265,264	254,078	237,569
Residential mortgage	63,346	62,313	59,631	59,838	59,425
Personal	56,187	49,523	50,372	42,901	35,064
Total Colorado State Bank & Trust	1,440,692	1,376,270	1,393,475	1,370,131	1,408,678

Bank of Arizona:
Commercial	617,759	643,222	686,253	680,447	670,814
Commercial real estate	705,858	737,088	747,409	726,542	639,112
Residential mortgage	37,034	36,737	36,265	39,206	38,998
Personal	55,528	51,386	52,553	31,205	24,248
Total Bank of Arizona	1,416,179	1,468,433	1,522,480	1,477,400	1,373,172

Mobank:
Commercial	790,425	852,760	807,816	495,569	529,502
Commercial real estate	300,911	341,041	338,762	244,029	220,228
Residential mortgage	98,479	98,262	97,685	25,824	23,086
Personal	109,515	106,166	108,455	36,449	30,984
Total Mobank	1,299,330	1,398,229	1,352,718	801,871	803,800

TOTAL BOK FINANCIAL	$17,183,645	$16,991,906	$16,989,660	$16,464,786	$16,406,749

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Bank of Oklahoma:
Demand	$4,353,421	$4,320,666	$3,993,170	$4,158,273	$4,020,181
Interest-bearing:
Transaction	5,998,787	6,114,288	6,345,536	5,701,983	5,741,302
Savings	263,664	265,014	241,696	242,959	247,984
Time	1,170,014	1,189,144	1,118,355	1,091,464	1,167,271
Total interest-bearing	7,432,465	7,568,446	7,705,587	7,036,406	7,156,557
Total Bank of Oklahoma	11,785,886	11,889,112	11,698,757	11,194,679	11,176,738

Bank of Texas:
Demand	3,121,890	3,091,258	3,137,009	2,734,981	2,677,253
Interest-bearing:
Transaction	2,272,185	2,317,576	2,388,812	2,240,040	2,035,634
Savings	91,491	89,640	83,101	84,642	83,862
Time	502,128	511,037	535,642	528,380	516,231
Total interest-bearing	2,865,804	2,918,253	3,007,555	2,853,062	2,635,727
Total Bank of Texas	5,987,694	6,009,511	6,144,564	5,588,043	5,312,980

Bank of Albuquerque:
Demand	612,117	593,117	627,979	584,681	530,853
Interest-bearing:
Transaction	558,523	623,677	590,571	555,326	573,690
Savings	54,136	53,683	49,963	54,480	49,200
Time	229,616	233,506	238,408	244,706	250,068
Total interest-bearing	842,275	910,866	878,942	854,512	872,958
Total Bank of Albuquerque	1,454,392	1,503,983	1,506,921	1,439,193	1,403,811

Bank of Arkansas:
Demand	40,511	42,622	26,389	32,203	30,607
Interest-bearing:
Transaction	129,848	106,804	105,232	313,480	278,335
Savings	2,135	2,304	2,192	2,051	1,853
Time	14,876	15,067	16,696	17,534	18,911
Total interest-bearing	146,859	124,175	124,120	333,065	299,099
Total Bank of Arkansas	187,370	166,797	150,509	365,268	329,706

Colorado State Bank & Trust:
Demand	577,617	601,778	576,000	517,063	528,124
Interest-bearing:
Transaction	626,343	610,510	616,679	623,055	625,240
Savings	35,651	37,801	32,866	31,613	31,509
Time	228,458	234,740	242,782	247,667	254,164
Total interest-bearing	890,452	883,051	892,327	902,335	910,913
Total Colorado State Bank & Trust	1,468,069	1,484,829	1,468,327	1,419,398	1,439,037

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Bank of Arizona:
Demand	366,866	342,854	366,755	418,718	396,837
Interest-bearing:
Transaction	154,457	180,254	305,099	303,750	302,297
Savings	3,638	3,858	2,973	2,959	3,198
Time	19,911	26,112	27,765	27,935	28,681
Total interest-bearing	178,006	210,224	335,837	334,644	334,176
Total Bank of Arizona	544,872	553,078	702,592	753,362	731,013

Mobank:
Demand	496,473	514,278	508,418	235,445	240,755
Interest-bearing:
Transaction	346,996	406,105	513,176	86,526	112,371
Savings	13,603	13,424	12,679	1,645	1,656
Time	31,119	34,242	42,152	11,945	11,735
Total interest-bearing	391,718	453,771	568,007	100,116	125,762
Total Mobank	888,191	968,049	1,076,425	335,561	366,517

TOTAL BOK FINANCIAL	$22,316,474	$22,575,359	$22,748,095	$21,095,504	$20,759,802

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	1.04%	0.82%	0.55%	0.51%	0.51%
Trading securities	3.23%	3.87%	3.91%	2.71%	1.89%
Investment securities:
Taxable	5.34%	5.44%	5.39%	5.34%	5.41%
Tax-exempt	2.51%	2.45%	2.33%	2.26%	2.25%
Total investment securities	3.76%	3.70%	3.60%	3.51%	3.52%
Available for sale securities:
Taxable	2.09%	2.02%	1.98%	1.99%	2.01%
Tax-exempt	6.09%	5.37%	5.27%	5.47%	5.06%
Total available for sale securities	2.11%	2.05%	2.00%	2.01%	2.04%
Fair value option securities	2.92%	2.27%	0.99%	1.70%	2.19%
Restricted equity securities	5.95%	5.52%	5.45%	5.37%	4.84%
Residential mortgage loans held for sale	3.92%	3.35%	3.31%	3.28%	3.53%
Loans	4.03%	3.88%	3.67%	3.63%	3.58%
Allowance for loan losses
Loans, net of allowance	4.09%	3.94%	3.72%	3.69%	3.63%
Total tax-equivalent yield on earning assets	3.30%	3.15%	2.98%	2.93%	2.91%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.26%	0.20%	0.16%	0.14%	0.14%
Savings	0.08%	0.08%	0.09%	0.09%	0.10%
Time	1.11%	1.09%	1.12%	1.14%	1.16%
Total interest-bearing deposits	0.40%	0.35%	0.32%	0.32%	0.33%
Funds purchased	0.61%	0.47%	0.28%	0.19%	0.19%
Repurchase agreements	0.06%	0.02%	0.02%	0.04%	0.05%
Other borrowings	1.09%	0.83%	0.61%	0.57%	0.57%
Subordinated debt	5.55%	5.68%	5.51%	3.84%	1.52%
Total cost of interest-bearing liabilities	0.63%	0.52%	0.44%	0.44%	0.41%
Tax-equivalent net interest revenue spread	2.67%	2.63%	2.54%	2.49%	2.50%
Effect of noninterest-bearing funding sources and other	0.22%	0.18%	0.15%	0.15%	0.13%
Tax-equivalent net interest margin	2.89%	2.81%	2.69%	2.64%	2.63%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Nonperforming assets:
Nonaccruing loans:
Commercial	$197,157	$156,825	$178,953	$176,464	$181,989
Commercial real estate	3,775	4,475	5,521	7,350	7,780
Residential mortgage	44,235	46,081	46,220	52,452	57,061
Personal	272	235	290	686	354
Total nonaccruing loans	245,439	207,616	230,984	236,952	247,184
Accruing renegotiated loans guaranteed by U.S. government agencies	80,624	83,577	81,370	80,306	78,806
Real estate and other repossessed assets	39,436	42,726	44,287	31,941	24,054
Total nonperforming assets	$365,499	$333,919	$356,641	$349,199	$350,044
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$275,823	$240,234	$263,425	$253,461	$251,497

Nonaccruing loans by loan class:
Commercial:
Energy	$123,992	$110,425	$132,499	$142,966	$168,145
Services	7,754	7,713	8,173	8,477	9,388
Wholesale / retail	10,620	11,090	11,407	2,453	2,772
Manufacturing	9,656	5,907	4,931	274	293
Healthcare	24,505	909	825	855	875
Other commercial and industrial	20,630	20,781	21,118	21,439	516
Total commercial	197,157	156,825	178,953	176,464	181,989
Commercial real estate:
Residential construction and land development	2,051	2,616	3,433	3,739	4,261
Retail	301	314	326	1,249	1,265
Office	396	413	426	882	606
Multifamily	10	24	38	51	65
Industrial	—	76	76	76	76
Other commercial real estate	1,017	1,032	1,222	1,353	1,507
Total commercial real estate	3,775	4,475	5,521	7,350	7,780
Residential mortgage:
Permanent mortgage	23,415	24,188	22,855	25,956	27,228
Permanent mortgage guaranteed by U.S. government agencies	9,052	10,108	11,846	15,432	19,741
Home equity	11,768	11,785	11,519	11,064	10,092
Total residential mortgage	44,235	46,081	46,220	52,452	57,061
Personal	272	235	290	686	354
Total nonaccruing loans	$245,439	$207,616	$230,984	$236,952	$247,184

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016

Performing loans 90 days past due[1]	$1,414	$95	$5	$3,839	$2,899

Gross charge-offs	$(2,872)	$(2,153)	$(1,651)	$(8,101)	$(8,845)
Recoveries	1,214	2,900	2,813	2,038	1,386
Net recoveries (charge-offs)	$(1,658)	$747	$1,162	$(6,063)	$(7,459)

Provision for credit losses	$—	$—	$—	$10,000	$20,000

Allowance for loan losses to period end loans	1.46%	1.46%	1.45%	1.49%	1.48%
Combined allowance for credit losses to period end loans	1.49%	1.52%	1.52%	1.56%	1.54%
Nonperforming assets to period end loans and repossessed assets	2.12%	1.96%	2.09%	2.12%	2.13%
Net charge-offs (annualized) to average loans	0.04%	(0.02)%	(0.03)%	0.15%	0.18%
Allowance for loan losses to nonaccruing loans[1]	105.78%	125.92%	112.33%	110.65%	106.95%
Combined allowance for credit losses to nonaccruing loans[1]	108.51%	130.70%	117.46%	115.67%	110.93%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.